UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 13, 2006

                           ASTRATA GROUP INCORPORATED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            Nevada                       000-32475               84-1408762
(State or other jurisdiction of   (Commission File Number)     (IRS Employee
incorporation or organization)                               Identification No.)

  1801 Century Park East, Suite 1830, Los Angeles, California       90067-2320
            (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:              (310) 282-8646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 13, 2006, Astrata Group Incorporated (the "Company") entered into a Series A Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") with Vision Opportunity Master Fund, Ltd., Martin Euler, Pointe Capital Limited, Infomax Company Limited and Wick Trust Limited (collectively, the "Investors"). Under the terms of the Stock Purchase Agreement, the Investors purchased an aggregate of (i) $4,000,000 of Series A Convertible Preferred Stock (the "Series A Preferred Shares") and (ii) a warrants to purchase a total of 24,500,000 shares of our common stock (the "Warrants").

The Company intends to use the proceeds for working capital and general corporate purposes. Of the $4,000,000 already raised, $2,500,000 of this funding was provided by Vision Opportunity Master Fund, Ltd. and the balance of $1,500,000 was from the conversion of existing debt provided to the Company by its founding shareholders including Martin Euler, the Company's Chief Executive Officer. This private placement was undertaken by the Company with Westminster Securities Corporation acting as placement agent.

In connection with this offering, the Company issued to the Investors a total of 4,000,000 Series A Preferred Shares which are convertible into shares of the Company's Common Stock on the basis of two shares of Common Stock for each share of Series A Convertible Preferred Stock. The purchase price in this private placement was $1.00 for each share of Series A Convertible Preferred Stock.

In addition, the Company issued the following Warrants:

      1.    6,000,000 A Warrants with an exercise price of $1.00 per share;
      2.    6,000,000 B Warrants with an exercise price of $1.50 per share;
      3.    3,750,000 C Warrants with an exercise price of $1.00 per share;
      4.    3,750,000 D Warrants with an exercise price of $1.50 per share;
      5.    5,000,000 J Warrants with an exercise price of $.50 per share;

The A, B, C and D Warrants all have an exercise period of five years and the J Warrant has an exercise period of one year. Exercise of the J Warrant is a precondition to the exercise of the C and D Warrants. The warrants are exercisable in cash, representing a potential of $26,875,000 in additional proceeds which could bring the gross value of this issuance to approximately $30,875,000, assuming all of the warrants are fully exercised in cash. The warrants provide for cashless exercise under certain circumstances.

Simultaneously with this financing, the Company renegotiated its outstanding Callable Secured Convertible Notes issued to affiliates of the NIR Group ("NIR") for a total of $1,750,000 with an immediate payment of $550,000 and promissory notes for three further payments of $400,000 per quarter. In addition, NIR has agreed to accept 500,000 common shares of the Company's common stock as settlement for all liquidated damages under the outstanding Convertible Notes and related documents. In addition, NIR retained the 480,000 warrants that were previously issued to it.

Neither the Series A Convertible Preferred Stock, any of the Warrants, the shares of common stock underlying the Series A Convertible Preferred Stock, nor the common stock to be issued upon exercise of the warrants have been registered under the Securities Act of 1933. Accordingly, these shares and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement covering resale by the investors of the shares of common stock underlying the Series A Convertible Preferred Stock and the shares of common stock to be issued upon exercise of the warrants as well as the shares of common stock and shares underlying the warrants held by NIR. We must file the registration statement within thirty (30) days from the closing date of the funding or we may be subject to penalty provisions. There are also penalty provisions for us should the filing not be declared effective by the SEC within 120 days from the closing date of the funding.


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Series A Preferred Shares and Warrants referenced in Item 1.01 were offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS


(a)   Financial Statements of Business Acquired.

      None

(b)   Pro Forma Financial Information.

      None

(c)   Exhibits.

      Exhibit
      Number      Description

      4.1 Series A Preferred Convertible Stock Purchase Agreement dated October 13, 2006 by and among the Company and the Investors

      4.2 Form of Series A Stock Purchase Warrant by and among the Company and the Investors

      4.3 Form of Series B Stock Purchase Warrant by and among the Company and the Investors

      4.4 Form of Series C Stock Purchase Warrant by and among the Company and the Investors

      4.5 Form of Series D Stock Purchase Warrant by and among the Company and the Investors

      4.6 Form of Series J Stock Purchase Warrant by and among the Company and the Investors

      4.7 Registration Rights Agreement by and among the Company and the Investors

      4.8         Certificate of Designation

      4.9         Letter Agreement by and among The Company and NIR Group

      99.1        Press Release



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASTRATA GROUP INCORPORATED


Dated: October 17, 2006                 By: /s/ Martin Euler
                                           -------------------------------------
                                                Martin Euler
                                                President